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As filed with the Securities and Exchange Commission on December 19, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Dynegy Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5653152 (I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas 77002
(713) 507-6400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Catherine C. James
Executive Vice President, General Counsel and Chief Compliance Officer
Dynegy Inc.
601 Travis, Suite 1400
Houston, Texas 77002
(713) 507-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Gary Kashar
Andrew Weisberg
White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
(212) 819-8200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Primary Offering by Dynegy Inc.				(1)

Common Stock, par value $0.01 per share				(1)

Preferred Stock, par value $0.01 per share				(1)

Debt Securities				(1)

Guarantees of Debt Securities				(1)

Warrants				(1)

Units(2)				(1)

Depositary Shares				(1)

Purchase Contracts				(1)

Secondary Offering by Selling Stockholders

Common Stock, par value $0.01 per share	19,541,152	$11.05(3)	$215,929,729.60	$26,883.25(4)(5)

(1)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended, or the Securities Act, and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

(2)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low sales prices per share of common stock as reported on The New York Stock Exchange on December 14, 2017.

(4)
Calculated in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

(5)
This registration statement includes 19,541,152 of unsold securities that had previously been registered pursuant to a prospectus supplement filed on a Form 424B7 (the "Prospectus Supplement") with the Securities and Exchange Commission on August 8, 2017 to Dynegy Inc.'s (the "Registrant") Registration Statement on Form S-3 (No. 333-199179) filed with the Securities and Exchange Commission on October 6, 2014 (the "Prior Registration Statement"). In connection with the Prospectus Supplement, the Registrant paid a total registration fee of $20,270.13. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the $20,270.13 that was previously paid and unused under the Prior Registration Statement against the $26,883.25 registration fee relating to the securities offered by this registration statement, leaving a filing fee of $6,613.12 owed in connection with the securities registered hereunder.

Prospectus

Dynegy Inc.

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants
Units
Depositary Shares
Purchase Contracts
Common Stock by Selling Stockholders

        We may offer from time to time common stock, preferred stock, debt securities, guarantees of debt securities, warrants, units, depositary shares or purchase contracts. In addition, the selling stockholders identified in this prospectus and any such additional selling stockholders as may be named in one or more prospectus supplements (together, the "selling stockholders") may offer and sell these securities from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered. The preferred stock and debt securities may be convertible into or exchangeable for our common stock or other securities. Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        Our common stock is listed on the New York Stock Exchange under the symbol "DYN."

        Investing in our securities involves risks. See "Risk Factors" beginning on page 5 of this prospectus and those contained or incorporated by reference herein or in any prospectus supplement or any free writing prospectus from time to time before making an investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is December 19, 2017

 ABOUT THIS PROSPECTUS

        This prospectus is part of an automatically effective registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf registration process, we and/or the selling stockholders may sell any combination of the securities described in this prospectus in one or more offerings and with prices and other terms to be determined. This prospectus provides you with a general description of the securities we and/or the selling stockholders may offer. Each time we and/or the selling stockholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus, any applicable prospectus supplement and any related pricing supplement or free writing prospectus, together with the additional information incorporated by reference into this prospectus as described under the heading "Incorporation by Reference" before making an investment in our securities.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus is accurate as of any date other than their respective dates.

        In this prospectus, the terms "DYN," "we," "us," "our" and "Dynegy" refer to Dynegy Inc. and its subsidiaries.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        Certain statements contained or incorporated by reference in this prospectus which are not statements of historical fact constitute "forward-looking statements," which involve risks and uncertainties. All statements included or incorporated by reference into this prospectus, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment of the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "project," "forecast," "plan," "may," "will," "should," "expect" and other words of similar meaning.

        Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy at prescribed rates any document that we file at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available on the SEC's website at http://www.sec.gov.

        You may also obtain any of these filings incorporated by reference into this prospectus from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such filing, by requesting a copy in writing, or by telephoning, the office of the Investor Relations Department, Dynegy Inc., 601 Travis, Suite 1400, Houston, Texas 77002, telephone number (713) 507-6400, or through the "Investor Relations" section of our website at www.dynegy.com.

 INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016 (other than Part II, Item 6. Selected Financial Data, Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 8. Financial Statements and Supplementary Data);

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017;

  •
  the information responsive to Part III of Form 10-K for the year ended December 31, 2016 provided in our Definitive Proxy Statement on Schedule 14A, filed on March 30, 2017;

  •
  our Current Reports on Form 8-K filed on January 17, 2017, January 30, 2017, February 7, 2017, February 8, 2017, February 9, 2017, February 28, 2017, March 3, 2017, April 24, 2017, May 19, 2017, July 12, 2017, July 13, 2017, August 21, 2017, September 6, 2017, October 30, 2017, November 17, 2017, December 7, 2017 and December 19, 2017, Exhibit 99.2 of our Current Report on Form 8-K filed on April 9, 2015, Exhibit 99.2 of our Current Report on Form 8-K filed on May 18, 2015, Exhibit 99.1 of our Current Report on Form 8-K filed on June 15, 2016, Exhibits 99.1 and 99.2 of our Current Report on Form 8-K filed on June 28, 2017 and Exhibit 99.1 of our Current Report on Form 8-K filed on August 7, 2017;

  •
  the description of our common stock contained in the Registration Statement on Form 8-A dated May 3, 2007, filed with the SEC to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

  •
  all documents we file with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement.

        Any reports filed by us with the SEC on or after the date of this prospectus and before the date that the offering of any securities by means of this prospectus and any applicable prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference into this prospectus. Notwithstanding the above, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. To obtain copies of these filings, see "Where You Can Find More Information."

DYNEGY INC.

        Dynegy began operations in 1984 and became incorporated in the State of Delaware in 2007. We are a holding company and conduct substantially all of our business operations through our subsidiaries. Our primary business is the production and sale of electric energy, capacity and ancillary services from our fleet totaling approximately 27,000 MW of generating capacity. We report the results of our power generation business as six separate segments in our consolidated financial statements: (i) PJM, (ii) NY/NE, (iii) ERCOT, (iv) MISO, (v) IPH and (vi) CAISO.

        We sell electric energy, capacity and ancillary services primarily on a wholesale basis from our power generation facilities. We also serve residential, municipal, commercial and industrial customers primarily in MISO, NY/NE and PJM through our Homefield Energy and Dynegy Energy Services businesses, through which we provide retail electricity in Illinois, Massachusetts, Ohio and Pennsylvania. Wholesale electricity customers will primarily contract for rights to capacity from generating units for reliability reasons and to meet regulatory requirements. Ancillary services support the transmission grid operation, follow real-time changes in load and provide emergency reserves for major changes to the balance of generation and load. Retail electricity customers purchase energy and these related services in the deregulated retail energy market. We sell these products individually or in combination to our customers for various lengths of time from hourly to multi-year transactions.

        We do business with a wide range of customers, including regional transmission organizations and independent system operators, integrated utilities, municipalities, electric cooperatives, transmission and distribution utilities, power marketers, financial participants such as banks and hedge funds and residential, commercial and industrial end-users. Some of our customers, such as municipalities or integrated utilities, purchase our products for resale in order to serve their retail, commercial and industrial customers. Other customers, such as some power marketers, may buy from us to serve their own wholesale or retail customers or as a hedge against power sales they have made.

        Our principal executive offices are located at 601 Travis, Suite 1400, Houston, Texas 77002. Our telephone number is (713) 507-6400 and we have a website accessible at www.dynegy.com. The information posted on our website is not incorporated into this prospectus and is not part of this prospectus.

        To find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation by Reference."

RISK FACTORS

        Any investment in our common stock involves a high degree of risk. You should carefully consider all of the information set forth in this prospectus and the documents incorporated by reference herein, and, in particular, consider the risks, uncertainties and assumptions discussed under Item 1A., "Risk Factors," in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, under "Risk Factors" in Exhibit 99.1 of our Current Report on Form 8-K filed on December 19, 2017 and any subsequent updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, together with information in this prospectus and any other information incorporated by reference into this prospectus. See the sections of this prospectus entitled "Where You Can Find More Information" and "Incorporation by Reference." The risks discussed below relate to ownership of our common stock prior to the consummation of our merger with and into Vistra Energy (the "Merger"), or if the Merger is not consummated. For risks related to the ownership of Vistra Energy common stock to be received by our stockholders upon consummation of the Merger, see the discussion under "Risk Factors" and "Comparison of Rights of Vistra Energy Stockholders and Dynegy Stockholders" in Exhibit 99.1 of our Current Report on Form 8-K filed on December 19, 2017. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See "Special Note on Forward-Looking Statements."

Risks Related to Ownership of Our Common Stock

The market price and trading volume of our shares of common stock may be volatile, which may make it difficult for you to resell your shares of common stock when you want or at prices you find attractive.

        The market price of our shares of common stock has fluctuated substantially and may continue to fluctuate in response to multiple factors, some of which are beyond our control, as described under "Special Note on Forward-Looking Statements" and documents incorporated herein by reference. The stock markets in general have experienced extreme volatility that has at times been unrelated to the operating performance of particular companies. The price of our common stock that will prevail in the market after the sale of the shares of common stock by the selling stockholders may be higher or lower than the price you have paid.

Shares of our common stock are equity securities and are subordinated to our existing and future indebtedness and structurally subordinated to all the indebtedness claims against our subsidiaries.

        Shares of our common stock are equity interests and do not constitute indebtedness. As such, shares of our common stock will rank junior in right of payment to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including claims in a bankruptcy, liquidation or similar proceeding. In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation, reorganization or otherwise, and thus your ability as a holder of shares of common stock to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, our common stock structurally is subordinated to all existing and future liabilities and obligations of our subsidiaries.

Certain provisions of our corporate documents could delay or prevent a change of control, even if that change would be beneficial to stockholders, or could have a material negative impact on our business.

        Certain provisions in our third amended and restated certificate of incorporation may have the effect of deterring transactions involving a change in control of us, including transactions in which stockholders might receive a premium for their shares.

        Our third amended and restated certificate of incorporation provides for the issuance of up to 20,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors (the "Board"). The authorization of preferred shares empowers the Board, without further stockholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the common stock. If issued, the preferred stock could also dilute the holders of our common stock and could be used to discourage, delay or prevent a change of control of us.

We do not currently anticipate paying cash dividends on our common stock in the foreseeable future.

        We have paid no cash dividends on our common stock and have no current intention of doing so. Any future determination to pay cash dividends will be at the discretion of our Board, subject to applicable limitations under Delaware law, and will be dependent upon our results of operations, financial condition, contractual restrictions and other factors deemed relevant by our Board.

 USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including without limitation acquisitions, working capital, repayment of debt and capital expenditures. In the case of a sale by a selling stockholder, we will not receive any of the proceeds from such sale. Additional information on the use of the net proceeds may be provided in the applicable prospectus supplement.

 RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth our ratios of earnings to fixed charges and combined fixed charges and preferred dividends to earnings for the periods indicated:

	Successor												Predecessor
	Nine Months Ended September 30, 2017		Year Ended December 31,								October 2 Through December 31, 2012		January 1 Through October 1, 2012
			2016		2015		2014		2013
Ratio of earnings to fixed charges	—	(1)	—	(1)	—	(1)	—	(1)	—	(1)	—	(1)	2.13
Ratio of earnings to combined fixed charges and preferred dividends	—	(2)	—	(2)	—	(2)	—	(2)	n/a	(3)	n/a	(3)	n/a	(3)

(1)
For the nine months ended September 30, 2017, the years ended December 31, 2016, 2015, 2014 and 2013 and the period from October 2 through December 31, 2012, earnings were insufficient to cover fixed charges by $158 million, $1,287 million, $426 million, $283 million, $419 million and $113 million, respectively.

(2)
For the nine months ended September 30, 2017, the years ended December 31, 2016, 2015, and 2014, earnings were insufficient to cover combined fixed charges and preferred dividends by $175 million, $1,309 million, $448 million, and $288 million respectively.

(3)
For the periods presented, we had no preferred shares outstanding. Therefore, the ratios of earnings to combined fixed charges and preferred dividends to earnings for the periods indicated equal the ratios of earnings to fixed charges for the same periods.

 DESCRIPTION OF SECURITIES

        We and/or the selling stockholders may sell, from time to time, in one or more offerings, the following securities:

  •
  common stock;

  •
  preferred stock;

  •
  debt securities;

  •
  guarantees of debt securities;

  •
  warrants;

  •
  units;

  •
  depositary shares; and

  •
  purchase contracts.

        We will set forth in the applicable prospectus supplement or other offering material a description of the common stock, preferred stock, debt securities, guarantees of debt securities, warrants, units, depositary shares and purchase contracts, which may be offered under this prospectus. Any preferred stock or debt securities may be convertible into or exchangeable for our common stock or other securities. The terms of the offering of securities, including the initial offering price and the net proceeds to us, will be contained in the prospectus supplement or other offering material relating to such offer. You should carefully read this prospectus, any prospectus supplement or other offering material before you invest in any of our securities.

SELLING STOCKHOLDERS

        On February 7, 2017, we issued 13,711,152 shares of our common stock to Terawatt Holdings, LP, an affiliate of certain affiliated investment funds of Energy Capital Partners III, LLC ("Terawatt"), pursuant to a stock purchase agreement. The issuance of such shares of common stock to the selling stockholders qualified for exemption from registration under the Securities Act. We are registering certain of the securities offered by this prospectus on behalf of the selling stockholders. References in this "Selling Stockholders" section to "selling stockholders" shall refer to the selling stockholders identified in the table below.

        The table below sets forth the name of the selling stockholders and the number of shares of common stock that may be offered pursuant to this prospectus. The table sets forth, to our knowledge, certain information about the selling stockholders. The information is based on information provided by or on behalf of the selling stockholders prior to the date hereof. Information concerning the selling stockholders may change from time to time. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock listed below that have been issued to them. Because the selling stockholders are not obligated to sell their securities, we cannot state with certainty the amount of our securities that the selling stockholders will hold upon consummation of any such sales. In addition, since the date on which the selling stockholders provided this information to us, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their securities.

	Common Stock
	Number of shares beneficially owned and offered hereby(1)	Number of shares owned after completion of the offering(2)	Percent of shares beneficially owned after the offering
Terawatt Holdings, LP(3)	19,541,152	0	—

(1)
Shares shown in the table above include shares held in the beneficial owner's name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner's account. The calculation of this percentage assumes the acquisition by the selling stockholder of all shares that may be acquired upon exercise of warrants to purchase shares of common stock.

(2)
Assumes the sale of all shares of common stock that the selling stockholders may beneficially own.

(3)
The address for Terawatt Holdings, LP is c/o Energy Capital Partners III, LLC, 51 John F. Kennedy Parkway, Suite 200, Short Hills, NJ 07078. Terawatt Holdings, LP is the record holder of the shares shown in the table above. Energy Capital Partners III, LLC ("ECP GP") is the general partner of Energy Capital Partners GP III, LP ("ECP Fund GP"), which is the general partner of each of Energy Capital Partners III, LP, Energy Capital Partners III-A, Energy Capital Partners III-B (Terawatt IP), LP and Energy Capital Partners III-C, LP (collectively, the "ECP Funds"), which are the sole members of Terawatt Holdings GP, LLC ("Terawatt GP"), which is the general partner of Terawatt Holdings, LP.

 RELATED PARTY TRANSACTIONS AND MATERIAL RELATIONSHIPS WITH THE
SELLING STOCKHOLDERS

Terawatt Investor Rights Agreement

        On February 24, 2016, we entered into a stock purchase agreement (the "Stock Purchase Agreement") with Terawatt pursuant to which we sold and issued to Terawatt 13,711,152 shares of our common stock (the "PIPE Shares") for $150 million on February 7, 2017 (the "Delta Transaction Closing Date"). On the Delta Transaction Closing Date, Atlas Power Finance, LLC, a wholly owned subsidiary of Dynegy, completed the acquisition of all of the issued and outstanding common stock of GDF Suez Energy North America, Inc. We used the consideration from the sale and issuance of the PIPE Shares to fund a portion of the purchase price payable to seller in the acquisition.

        Concurrently with such sale and issuance, we entered into an investor rights agreement (as amended, the "Investor Rights Agreement") with Terawatt and on September 5, 2017, Dynegy and Terawatt entered into Amendment No. 1 to the Investor Rights Agreement (the "IRA Amendment"). Under the Investor Rights Agreement, Terawatt will be subject to a customary standstill obligation with respect to Dynegy for a period ending on (i) the six-month anniversary of the first date Terawatt and certain affiliates cease to hold, collectively, at least 10% of the then-outstanding shares of Dynegy common stock or (ii) upon the occurrence of certain transactions involving Dynegy, including change-of-control transactions.

        Terawatt is entitled to certain customary registration rights and piggyback registration rights under the Securities Act. We are required to use reasonable best efforts to keep this registration statement continuously effective until the earlier of (i) the date as of which all the Registrable Securities (as defined in the Investor Rights Agreement) have been sold and (ii) the date there are no longer any Registrable Securities outstanding. If at any time there is no currently effective shelf registration statement, holders of Registrable Securities shall have the right to demand that we file a registration statement. Any holder of Registrable Securities may request to sell all or any portion of their Registrable Securities in a public offering, which offering may be underwritten, in each case, subject to certain exceptions provided for in the Investor Rights Agreement. Further, when we propose to offer shares in a public offering, whether for our own account or the account of others, holders of Registrable Securities will be entitled to request that their Registrable Securities be included in such offering, subject to specific exceptions.

        The Investor Rights Agreement grants Terawatt a right of first refusal with respect to the issuance of its pro rata share of any Dynegy equity securities that would rank senior to our common stock until the earlier to occur of (i) the first date that Terawatt and its affiliates cease to hold, collectively, at least 7.5% of the then-outstanding shares of our common stock and (ii) three years after the Delta Transaction Closing Date.

        Pursuant to the IRA Amendment, Dynegy and Terawatt agreed that Terawatt and any controlled affiliates from and after the closing of the Calpine Merger (as defined in the IRA Amendment) (for so long as Terawatt and such controlled affiliates own any shares of our common stock in excess of 9.99% of the then-outstanding shares of our common stock): (a) shall not vote any shares of our common stock beneficially owned by Terawatt or such controlled affiliates in excess of 9.99% of the then-outstanding common stock at any annual or special meeting (or adjournment thereof) of the stockholders of Dynegy or in any written consent of the stockholders of Dynegy (collectively, a "Stockholder Vote"); provided, however, that if requested by Dynegy, Terawatt shall cause such shares to be present at any such meeting for purposes of establishing a quorum, and (b) shall vote any shares of our common stock beneficially owned by Terawatt or such controlled affiliates up to and including 9.99% of the then-outstanding shares of our common stock in proportion to the vote of all stockholders of Dynegy (other than Terawatt and any controlled affiliates) on any such matters subject to a Stockholder Vote. Under the IRA Amendment, Dynegy and Terawatt further agreed that, effective as of the closing of the Calpine Merger, Terawatt would no longer have the right to nominate an individual for election to Dynegy's board of directors (and any director so serving on Dynegy's board of directors at such time would resign from the board of directors). Furthermore, Terawatt and Dynegy have agreed that Terawatt will cause any director nominated by Terawatt to step down from Dynegy's board of directors at any time prior to the closing of the Calpine Merger if so requested by Dynegy and, in connection therewith, on November 17, 2017, Tyler Reeder resigned from Dynegy's board of directors; provided, however, that if the Calpine Merger Agreement (as defined in the IRA Amendment) is terminated and the closing of the Calpine Merger does not occur, Terawatt shall be entitled from and after the date of such termination to renominate an individual for election to Dynegy's board of directors in accordance with the Investor Rights Agreement.

        The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement attached hereto as Exhibit 10.1 and the IRA Amendment attached hereto as Exhibit 10.2.

 PLAN OF DISTRIBUTION

        We are registering 19,541,152 shares of our common stock for possible sale by the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  an exchange distribution in accordance with the rules of the NYSE or any other applicable national securities exchange;

  •
  privately negotiated transactions;

  •
  short sales;

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  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.

        The selling stockholders may agree to indemnify any agent, dealer or broker dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. If we are notified by any selling stockholder that any arrangement has been entered into with a broker dealer for the sale of shares of common stock, if required, we will file an amendment or supplement to this prospectus. If the selling stockholders use this prospectus supplement and accompanying prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

        The selling stockholders and any broker dealer or agents participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities

Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b 5 under the Exchange Act.

        The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and any accompanying prospectus supplement and may sell the shares of common stock from time to time under this prospectus and any accompanying prospectus supplement after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of selling stockholders to include the transferee or other successors in interest as selling stockholders under this prospectus.

VALIDITY OF SECURITIES

        The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by White & Case LLP, and for any underwriters, selling stockholders or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Dynegy Inc. appearing in our Current Report on Form 8-K dated December 7, 2017, for the year ended December 31, 2016, and the effectiveness of Dynegy Inc.'s internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

        The combined financial statements of the Thermal Assets as of and for the year ended December 31, 2016, appearing as Exhibit 99.1 in Dynegy Inc.'s Current Report on Form 8-K dated June 28, 2017, which is incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes emphasis-of-matter paragraphs related to certain expense allocations and to the sale of the Thermal Assets), which is incorporated by reference herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The combined financial statements of the Thermal Assets as of and for the years ended December 31, 2015 and 2014 and for the three years in the period ended December 31, 2015, appearing as Exhibit 99.1 in Dynegy Inc.'s Current Report on Form 8 K dated June 15, 2016, which is incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes emphasis of matter paragraphs related to certain expense allocations and to the planned sale of the Thermal Assets), which is incorporated by reference herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The combined financial statements of EquiPower Resources Corp. and Subsidiaries and Brayton Point Holdings, LLC and Subsidiary as of and for the years ended December 31, 2014, 2013, and 2012 incorporated herein by reference and appearing as Exhibit 99.2 in Dynegy Inc.'s Current Report on Form 8-K dated April 9, 2015, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been incorporated by reference upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of (a) Vistra Energy as of December 31, 2016 and for the period October 3, 2016 through December 31, 2016, and (b) Texas Competitive Electric Holdings Company LLC, Vistra Energy's Predecessor, as of December 31, 2015 and for the period January 1, 2016 through October 2, 2016 and each of the two years in the period ended December 31, 2015 and the related Vistra Energy financial statement schedule appearing in Exhibit 99.1 in Dynegy Inc.'s Current Report on Form 8-K dated December 19, 2017, which are incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing therein (which report on the consolidated financial statements expresses an unqualified opinion on those consolidated financial statements and includes an explanatory paragraph regarding emerging from bankruptcy and the non-comparability to prior periods). Such consolidated financial statements and financial statement schedule have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
Registration fee	$	*
Printing		**
Legal fees and expenses (including Blue Sky fees)		**
Transfer agent and trustee fees and expenses		**
Rating agency fees		**
Accounting fees and expenses		**
Miscellaneous		**

TOTAL	$	**

*
This fee relates to the secondary offering of common stock by the selling stockholders. Any fee in respect of a primary offering by the registrant has been deferred in reliance on Rule 456(b) and Rule 457(r).

**
Not presently known.

Item 15.    Indemnification of Directors and Officers

        Dynegy is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the Delaware General Corporation Law ("DGCL") provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

        Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL.

        Article 6.1 of Dynegy's third amended and restated certificate of incorporation provides that a director of Dynegy shall not be personally liable to Dynegy or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware law. Article 6.2 of Dynegy's third amended and restated certificate of incorporation and Article XI of Dynegy's seventh amended and restated bylaws provide for indemnification of the officers and directors of Dynegy to the fullest extent permitted by the DGCL. Article 6.3 of Dynegy's third amended and restated certificate provides that any indemnification will be made in a specific case only as authorized by Dynegy's Board, a committee of the Board, independent legal counsel or the stockholders, upon a determination that indemnification is proper in the circumstances because the indemnitee met the applicable standard of conduct set forth in the third amended and restated certificate of incorporation. However, if a current or former director or officer has been successful in the defense of any covered action or proceeding, such person will be indemnified against expenses actually and reasonably incurred.

        The foregoing is only a general summary of certain aspects of Delaware law and the registrant's organizational documents dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the applicable provisions of the DGCL and of the registrant's third amended and restated certificate of incorporation and seventh amended and restated bylaws.

        Dynegy has obtained directors' and officers' liability insurance, which insures against liabilities that its directors or officers may incur in such capacities.

Item 16.    Exhibits and Financial Statement Schedules

        Reference is hereby made to the attached Exhibit Index, which is incorporated herein by reference.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities

Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

          (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (8)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit No.		Document
1.1	*	Form of Underwriting Agreement
2.1
Stock Purchase Agreement, dated February 24, 2016, among Atlas Power Finance, LLC, GDF SUEZ Energy North America, Inc. and International Power, S.A. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Dynegy Inc. filed on March 1, 2016, File No. 001-33443).
2.2
First Amendment Stock Purchase Agreement, dated May 2, 2016, among Atlas Power Finance, LLC, GDF SUEZ Energy North America, Inc. and International Power, S.A. (incorporated by reference to Exhibit 2.2 to the Quarterly Report on Form 10-Q of Dynegy Inc. for the Quarter Ended March 31, 2016, File No. 001-33443).
2.3
Amended and Restated Stock Purchase Agreement, dated as of June 27, 2016, among Atlas Power Finance, LLC, GDF SUEZ Energy North America, Inc. and International Power, S.A. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Dynegy Inc. filed on June 28, 2016, File No. 001-33443).
2.4
First Amendment to Amended and Restated Stock Purchase Agreement, dated January 24, 2017, among Atlas Power Finance, LLC, GDF SUEZ Energy North America, Inc. and International Power, S.A. (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K of Dynegy Inc. filed on February 8, 2017 File No. 001-33443).
3.1
Third Amended and Restated Certificate of Incorporation of Dynegy Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Dynegy Inc. filed on October 4, 2012, File No. 001-33443).
3.2		Seventh Amended and Restated Bylaws of Dynegy Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Dynegy Inc. filed on March 3, 2017, File No. 001-33443).
4.1
Registration Rights Agreement, dated October 1, 2012, by and among the Company and the investors party thereto (Common Stock) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy Inc. filed on October 4, 2012, File No. 001-33443).
4.2
Indenture, dated May 20, 2013, among Dynegy Inc., the Guarantors and Wilmington Trust, National Association, as trustee (5.875% Senior Notes due 2023) (2023 Notes Indenture) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy Inc. filed on May 21, 2013, File No. 001-33443).
4.3
First Supplemental Indenture to the 2023 Notes Indenture, dated as of December 5, 2013, among Dynegy Inc., the Guarantors and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.3 to the Annual Report on Form 10-K for the Year Ended December 31, 2013 of Dynegy Inc., File No. 001-33443).
4.4
Second Supplemental Indenture to the 2023 Notes Indenture, dated April 1, 2015, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.20 to the Current Report on Form 8-K of Dynegy Inc. filed on April 7, 2015, File No. 001-33443).

Exhibit No.	Document
4.5	Third Supplemental Indenture to the 2023 Notes Indenture, dated April 2, 2015, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.28 to the Current Report on Form 8-K of Dynegy Inc. filed on April 8, 2015, File No. 001-33443).
4.6
Fourth Supplemental Indenture to the 2023 Notes Indenture, dated May 11, 2015, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.4 to the Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2015 of Dynegy Inc., File No. 001-33443).
4.7
Fifth Supplemental Indenture to the 2023 Notes Indenture, dated September 21, 2015, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.4 to the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2015 of Dynegy Inc., File No. 001-33443).
4.8
Sixth Supplemental Indenture to the 2023 Notes Indenture, dated February 2, 2017, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.7 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy Inc., File No. 001-33443).
4.9
Seventh Supplemental Indenture to the 2023 Notes Indenture, dated February 7, 2017, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.8 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy Inc., File No. 001-33443).
4.10
Indenture, dated October 27, 2014, between Dynegy Finance II, Inc. and Wilmington Trust, National Association, as trustee (2019 Notes Indenture) (incorporated by reference to Exhibit 4.7 to the Current Report on Form 8-K of Dynegy Inc. filed on October 30, 2014, File No. 001-33443).
4.11
First Supplemental Indenture to the 2019 Notes Indenture, dated April 1, 2015, between Dynegy Inc. and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.8 to the Current Report on Form 8-K of Dynegy Inc. filed on April 7, 2015, File No. 001-33443).
4.12
Second Supplemental Indenture to the 2019 Notes Indenture, dated April 1, 2015, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.9 to the Current Report on Form 8-K of Dynegy Inc. filed on April 7, 2015, File No. 001-33443).
4.13
Third Supplemental Indenture to the 2019 Notes Indenture, dated April 2, 2015, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.13 to the Current Report on Form 8-K of Dynegy Inc. filed on April 8, 2015, File No. 001-33443).
4.14
Fourth Supplemental Indenture to the 2019 Notes Indenture, dated May 11, 2015, among Dynegy Inc., the Subsidiary Guarantors, (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2015 of Dynegy Inc., File No. 001-33443).

Exhibit No.	Document
4.15	Fifth Supplemental Indenture to the 2019 Notes Indenture, dated September 21, 2015, among Dynegy Inc., the Subsidiary Guarantors, (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2015 of Dynegy Inc., File No. 001-33443).
4.16
Sixth Supplemental Indenture to the 2019 Notes Indenture, dated February 2, 2017, among Dynegy Inc., the Subsidiary Guarantors, (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.16 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy Inc., File No. 001-33443).
4.17
Seventh Supplemental Indenture to the 2019 Notes Indenture, dated February 7, 2017, among Dynegy Inc., the Subsidiary Guarantors, (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.17 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy Inc., File No. 001-33443).
4.18
Indenture, dated October 27, 2014, among Dynegy Finance II, Inc. and Wilmington Trust, National Association, as trustee (2022 Notes Indenture) (incorporated by reference to Exhibit 4.8 to the Current Report on Form 8-K of Dynegy Inc. filed on October 30, 2014, File No. 001-33443).
4.19
First Supplemental Indenture to the 2022 Notes Indenture, dated April 1, 2015, between Dynegy Inc. and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.11 to the Current Report on Form 8-K of Dynegy Inc. filed on April 7, 2015, File No. 001-33443).
4.20
Second Supplemental Indenture to the 2022 Notes Indenture, dated April 1, 2015, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.12 to Dynegy Inc.'s Current Report on Form 8-K filed on April 7, 2015, File No. 001-33443).
4.21
Third Supplemental Indenture to the 2022 Notes Indenture, dated April 2, 2015, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee, adding the Duke Acquired Entities as guarantors (incorporated by reference to Exhibit 4.17 to Dynegy Inc.'s Current Report on Form 8-K filed on April 8, 2015, File No. 001-33443).
4.22
Fourth Supplemental Indenture to the 2022 Notes Indenture, dated May 11, 2015, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee, adding Dynegy Resource Holdings, LLC as a guarantor (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2015 of Dynegy Inc., File No. 001-33443).
4.23
Fifth Supplemental Indenture to the 2022 Notes Indenture, dated September 21, 2015, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee, adding Dynegy Resource Holdings, LLC as a guarantor (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2015 of Dynegy Inc., File No. 001-33443).

Exhibit No.	Document
4.24	Sixth Supplemental Indenture to the 2022 Notes Indenture, dated February 2, 2017, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.24 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy Inc., File No. 001-33443).
4.25
Seventh Supplemental Indenture to the 2022 Notes Indenture, dated February 7, 2017, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.25 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy Inc., File No. 001-33443).
4.26
Indenture, dated October 27, 2014, between Dynegy Finance II, Inc. and Wilmington Trust, National Association, as trustee (7.625% 2024 Notes Indenture) (incorporated by reference to Exhibit 4.9 to the Current Report on Form 8-K of Dynegy Inc. filed on October 30, 2014, File No. 001-33443).
4.27
First Supplemental Indenture to the 7.625% 2024 Notes Indenture, dated April 1, 2015, between Dynegy Inc. and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.14 to the Current Report on Form 8-K of Dynegy Inc. filed on April 7, 2015, File No. 001-33443).
4.28
Second Supplemental Indenture to the 7.625% 2024 Notes Indenture, dated April 1, 2015, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.15 to the Current Report on Form 8-K of Dynegy Inc. filed on April 7, 2015, File No. 001-33443).
4.29
Third Supplemental Indenture to the 7.625% 2024 Notes Indenture, dated April 2, 2015, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.21 to the Current Report on Form 8-K of Dynegy Inc. filed on April 8, 2015, File No. 001-33443).
4.30
Fourth Supplemental Indenture to the 7.625% 2024 Notes Indenture, dated May 11, 2015, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2015 of Dynegy Inc., File No. 001-33443).
4.31
Fifth Supplemental Indenture to the 7.625% 2024 Notes Indenture, dated September 21, 2015, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2015 of Dynegy Inc., File No. 001-33443).
4.32
Sixth Supplemental Indenture to the 7.625% 2024 Notes Indenture, dated February 2, 2017, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.32 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy Inc., File No. 001-33443).
4.33
Seventh Supplemental Indenture to the 7.625% 2024 Notes Indenture, dated February 7, 2017, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.33 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy Inc., File No. 001-33443).

Exhibit No.	Document
4.34	Indenture, dated October 11, 2016, between Dynegy Inc. and Wilmington Trust, National Association, as trustee (2025 Notes Indenture) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy Inc. filed on October 11, 2016 File No. 001-33443).
4.35
First Supplemental Indenture to the 2025 Notes Indenture, dated February 2, 2017, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.35 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy Inc., File No. 001-33443).
4.36
Second Supplemental Indenture to the 2025 Notes Indenture, dated February 7, 2017, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.36 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy Inc., File No. 001-33443).
4.37
Indenture (TEU), dated June 21, 2016, between Dynegy Inc. and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy Inc. filed on June 21, 2016, File No. 001-33443).
4.38
First Supplemental Indenture to the Indenture (TEU), dated June 21, 2016, between Dynegy Inc. and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Dynegy Inc. filed on June 21, 2016, File No. 001-33443).
4.39
Purchase Contract Agreement (TEU), dated June 21, 2016, between Dynegy Inc. and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of Dynegy Inc. filed on June 21, 2016, File No. 001-33443).
4.40
Indenture, dated February 2, 2017, among Dynegy Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee (8.034% 2024 Notes Indenture) (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Dynegy Inc. filed on February 7, 2017, File No. 001-33443).
4.41
First Supplemental Indenture to the 8.034% 2024 Notes Indenture, dated February 7, 2017, among Dynegy Inc., the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.41 to the Annual Report on Form 10-K for the Year Ended December 31, 2016 of Dynegy Inc., File No. 001-33443).
4.42
Indenture, dated August 21, 2017, among Dynegy Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee (8.125% 2026 Notes Indenture) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Dynegy Inc. filed on August 21, 2017, File No. 001-33443).
4.45
Registration Rights Agreement, dated August 21, 2017, among Dynegy Inc., the guarantors party thereto and Goldman Sachs & Co. LLC (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Dynegy Inc. filed on August 21, 2017, File No. 001-33443).
4.46
Form of Indenture between Dynegy Inc. and Wilmington Trust, National Association as trustee, relating to Dynegy's debt securities (incorporated by reference to Exhibit 4.12 to the Registration Statement on Form S-3ASR of Dynegy Inc. filed on October 6, 2014, File No. 333-199179).

Exhibit No.		Document
4.47	*	Form of debt securities
4.48	*	Form of Warrant Agreement
4.49	*	Form of Unit Agreement
4.50	*	Form of Deposit Agreement
4.51	*	Form of Purchase Contract
5.1	**	Opinion of White & Case LLP
10.1
Investor Rights Agreement, dated February 7, 2017, between Dynegy Inc. and Terawatt Holdings, LP (Common Stock) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on February 8, 2017, File No. 001-33443).
10.2
Amendment No. 1 to Investor Rights Agreement, dated September 5, 2017, between Dynegy Inc. and Terawatt Holdings, LP (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Dynegy Inc. filed on September 6, 2017, File No. 001-33443).
12.1	**	Statement regarding computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Dividends
23.1	**	Consent of Ernst & Young LLP
23.2	**	Consent of Deloitte & Touche LLP, relating to the combined financial statements of the Thermal Assets as of and for the year ended December 31, 2016
23.3	**	Consent of Deloitte & Touche LLP, relating to the combined financial statements of the Thermal Assets as of December 31, 2015 and 2014 and for the three years in the period ended December 31, 2015
23.4	**	Consent of Deloitte & Touche LLP, relating to the combined financial statements of EquiPower Resources Corp. and subsidiaries and Brayton Point Holdings, LLC and subsidiary
23.5	**	Consent of Deloitte & Touche LLP, relating to the consolidated financial statements of Vistra Energy Corp. (Successor Company) and Texas Competitive Electric Holdings Company LLC (Predecessor Company)
23.6	**	Consent of White & Case LLP (included in Exhibit 5.1)
24.1	**	Power of Attorney (included on the signature page of the Registration Statement)
25.1	**	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association for debt securities

*
To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.

**
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 19, 2017.

Dynegy Inc.
By:	/s/ CLINT C. FREELAND
	Name:	Clint C. Freeland
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Catherine C. James and Heidi D. Lewis, and each of them, his or her true and lawful attorneys-in -fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ PAT WOOD, III Pat Wood, III	Chairman	December 19, 2017
/s/ ROBERT C. FLEXON Robert C. Flexon	Director, President and Chief Executive Officer (Principal Executive Officer)	December 19, 2017
/s/ CLINT C. FREELAND Clint C. Freeland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 19, 2017
/s/ J. CLINTON WALDEN J. Clinton Walden	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 19, 2017

Signature	Title	Date

/s/ HILARY E. ACKERMANN Hilary E. Ackermann	Director	December 19, 2017
/s/ PAUL M. BARBAS Paul M. Barbas	Director	December 19, 2017
/s/ RICHARD LEE KUERSTEINER Richard Lee Kuersteiner	Director	December 19, 2017
/s/ JEFFREY S. STEIN Jeffrey S. Stein	Director	December 19, 2017
/s/ JOHN R. SULT John R. Sult	Director	December 19, 2017